As filed with the Securities and Exchange Commission on May 18, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Assured Guaranty Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	98-0429991
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Assured Guaranty Ltd. 2004 Long-Term Incentive Plan

(as amended and restated as of May 7, 2009)

(Full title of the plan)

Assured Guaranty Corp.

1325 Avenue of the Americas

New York, New York 10019

Attn: General Counsel

(Name and address of agent for service)

(212) 974-0100

(Telephone number, including area code, of agent for service)

copy to:

Laura D. Richman

Mayer Brown LLP

71 South Wacker Drive

Chicago, Illinois 60606

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b- 2 of the Exchange Act.

Large accelerated filer☒	Accelerated filer☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate price	Amount of registration fee
Common Shares $.01 par value	3,031,521	$13.02	$39,470,403	$2,203

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) and 457(c) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Shares reported on the New York Stock Exchange Composite Tape on May 13, 2009.

Pursuant to General Instruction E to Form S-8, the contents of the Company’s Registration Statement on Form S-8, File No. 333-115893 (the “Prior Registration Statement”), is incorporated herein by reference. This Registration Statement covers 3,031,521 shares which, together with the 7,938,479 shares being carried forward from the Prior Registration Statement and upon which a fee has previously been paid, constitute the 10,970,000 shares registered for issuance under the Assured Guaranty Ltd. 2004 Long-Term Incentive Plan.  As indicated in the Company’s proxy statement for its 2009 annual general meeting, the actual number of shares available under such plan prior to the May 2009 amendment was 7,500,000, with the May 2009 amendment increasing the amount of available shares by 3,470,000.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents, which have heretofore been filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933 (the “Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”), are incorporated by reference herein and shall be deemed to be a part hereof:

(a)                                  Form 10-K for the year ended December 31, 2008.

(b)                                 Form 10-Q for the quarter ended March 31, 2009.

(c)                                  Form 8-K filed on March 30, 2009.

(d)                                 Description of Common Shares included in the Registration Statement on Form 8-A dated April 15, 2004 filed under Section 12 of the Exchange Act.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

Item 8.  Exhibits

                See Exhibit Index which is incorporated herein by reference.

Item 9.  Undertakings.

(a)           The undersigned Registrant hereby undertakes:

1.                                       To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (“the Exchange Act”) that are incorporated by reference in this registration statement.

2.                                       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.                                       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 (b)                              The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of the Registrant’s articles of incorporation, regulations of the board and committee charters or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Each person whose signature appears below constitutes and appoints Dominic Frederico, Robert B. Mills and James M. Michener and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, full to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton, Bermuda, on May 18, 2009.

Assured Guaranty Ltd.

By:	/s/ JAMES M. MICHENER
James M. Michener
Its:	General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WALTER A. SCOTT	Chairman of the Board; Director	May 18, 2009
Walter A. Scott

/s/ DOMINIC J. FREDERICO	President and Chief Executive Officer (Principal Executive Officer); Director;	May 18, 2009
Dominic J. Frederico

/s/ ROBERT B. MILLS	Chief Financial Officer (Principal Financial Officer)	May 18, 2009
Robert B. Mills

/s/ ROBERT A. BAILENSON	Chief Accounting Officer (Principal Accounting Officer)	May 18, 2009
Robert A. Bailenson

/s/ NEIL BARON	Director	May 18, 2009
Neil Baron

/s/ FRANCISCO L. BORGES	Director	May 18, 2009
Francisco L. Borges

Signature	Title	Date

/s/ G. LAWRENCE BUHL	Director	May 18, 2009
G. Lawrence Buhl

/s/ STEPHEN A. COZEN	Director	May 18, 2009
Stephen A. Cozen

/s/ PATRICK W. KENNY	Director	May 18, 2009
Patrick W. Kenny

/s/ DONALD H. LAYTON	Director	May 18, 2009
Donald H. Layton

	Director	May 18, 2009
Robin Monro-Davies

/s/ MICHAEL T. O’KANE	Director	May 18, 2009
Michael T. O’Kane

/s/ WILBUR L. ROSS, JR.	Director	May 18, 2009
Wilbur L. Ross, Jr.

/s/ DOMINIC J. FREDERICO	Authorized Representative in the United States	May 18, 2009
Dominic J. Frederico

EXHIBIT INDEX

Exhibit Number	Description of Document
4.1

Certificate of Incorporation and Memorandum of Association of the Registrant (Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-111491), as amended)

4.2	Bye-laws of the Registrant (Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-111491), as amended)

4.3	Specimen Common Share Certificate (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-111491), as amended)

4.4

Assured Guaranty Ltd. 2004 Long-Term Incentive Plan (as amended and restated as of May 7, 2009) incorporated by reference to Exhibit 10.1 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009

5.1	Opinion of Conyers Dill & Pearman as to the legality of the Common Shares	Furnished herewith

23.1	Consent of PricewaterhouseCoopers LLP	Furnished herewith

23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)

24.1	Powers of Attorney (included in signature pages)

99.1	Form F-N	Furnished herewith